Exhibit 10.8

CONSULTING CEO AGREEMENT

THIS AGREEMENT IS MADE EFFECTIVE as of December 02, 2020 (the “Effective Date”).

AMONG

SNOW LAKE RESOURCES LTD., a company having an address at 2200 - 201

PORTAGE AVENUE, WINNIPEG MB R3B 3L3

Email: Louie@NovaMinerals.com.au

(“SLR” or the “Company”)

AND

Temple Global Asset Management LLC., a Company having an address

322 West 72nd Street

New York, New York

10023

Email: PG@TempleAsset.com

(“Philip”, “Mr. Gross” or the “CEO”)

WHEREAS:

A. SLR is a minerals exploration and development company, with 100% interest in the Thompson Bros Lithium Project located in Manitoba, Canada (the “Property”).

B. SLR desires to engage Philip as CEO, on an exclusive basis, to source, identify and secure Parties (as defined below)

C. Mr. Gross has experience as a CEO in turn-arounds and working with distressed assets while CIO at Finagra Group Limited. He was responsible for bringing in the majority shareholder to restructure the existing commodities firm. He raised $15M in equity and debt while CEO of Royal Standard Minerals, as well as brought the mine and mill to production. The asset was sold to Scorpio Gold. Also sourced $10M of equity while on the Board of Directors of IGE.

D. The Company has agreed to pay Philip a “CEO Consultant fee” on the terms and conditions set out in this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained, Philip and SLR hereto covenant and agree each with the other as follows:

1. INTERPRETATION

1.1 In this Agreement, the following terms have the following meanings:

(a)	“Affiliate” means one person is an affiliate of or affiliated with another person or party, if one of them is the subsidiary of the other or both are subsidiaries of the same person or each of them is controlled by the same person, and if two persons are affiliated with the person at the same time, they are deemed to be affiliated with each other;

(b)	“Confidential Information” means all confidential information, in whatever form communicated that SLR discloses to Philip in connection with this Agreement, including the existence and terms of this Agreement, whether provided before or after the date of this Agreement, and any information provided to SLR by third parties under circumstances in which SLR has an obligation to protect the confidentiality of such information;

2. SERVICES

2.1 The Company hereby engages Philip, on an exclusive basis (the “Engagement”), to act as sole CEO of SLR (the “Services”). Philip agrees to accept instructions from Avi Kimelman and the board of SLR on behalf of SLR in connection with the provision of the Services.

2.2 Philip will provide all services relating to CEO of the Company (Services), which include without limitation:

(a)	to lead, in conjunction with the Board, the development of the Company’s strategy;

(b)	to lead and oversee the implementation of the Company’s long and short-term plans in accordance with its strategy;

(c)	to ensure the Company is appropriately organized and staffed and to have the authority to hire and terminate staff (other than executives) as necessary to enable it to achieve the approved strategy;

(d)	to ensure that expenditures of the Company are within the authorized annual budget of the Company;

(e)	to assess the principal risks of the Company and to ensure that these risks are being monitored and managed;

(f)	to ensure effective internal controls and management information systems are in place;

(g)	to ensure that the Company has appropriate systems to enable it to conduct its activities both lawfully and ethically;

(h)	to ensure that the Company maintains high standards of corporate citizenship and social responsibility wherever it does business;

(i)	to act as a liaison between management and the Board;

(j)	to communicate effectively with shareholders, employees, Government authorities, other stakeholders and the public;

(k)	to keep abreast of all material undertakings and activities of the Company and all material external factors affecting the Company and to ensure that processes and systems are in place to ensure that the CEO and management of the Company are adequately informed;

(l)	to ensure that the Directors are properly informed, and that sufficient information is provided to the Board to enable the Directors to form appropriate judgments;

(m)	to ensure the integrity of all public disclosure by the Company;

(n)	in concert with the Chairman, to develop Board agendas;

(o)	to request that special meetings of the Board be called when appropriate;

(p)	in concert with the Chairman, to determine the date, time and location of the annual meeting of shareholders and to develop the agenda for the meeting;

(q)	to sit on committees of the Board where appropriate as determined by the Board; and

(r)	to abide by specific internally established control systems and authorities, to lead by personal example and encourage all employees to conduct their activities in accordance with all applicable laws and the Company’s standards and policies.

2.3 Philip further undertakes and agrees to keep Avi Kimelman and the Board of SLR fully informed at all times of all strategies, developments and discussions in relation to any proposed Investments and/or Transaction(s) or otherwise affecting SLR and acknowledges that no initiative relevant to the Engagement will be taken without the prior written consent of SLR.

3. COMPENSATION AND FEE

3.1 Philip and SLR agree that SLR shall pay to Philip (the “CEO Consultant fee”) as follows:

(a)	Within 30 days of signing this agreement, a signing fee (the “signing fee”) of $15,000 USD in cash (excluding taxes) as a one- time payment;

(b)	Starting January 1st, 2021 $10,000 USD in cash (excluding taxes) as a retainer (the “Retainer”) payable in advance of the month to be performed, and recurring monthly.

(c)	with respect to further remuneration,

(i)	250,000 Restricted Share Units (“performance Shares”) to be awarded on completion of a preliminary economic assessment of Thompson Brothers Lithium property.

(ii)	350,000 Restricted Share Units to be awarded upon increasing the Thompson Brothers Lithium resource to above 12Mt lithium at or above 1% Li20 and at or above a cut off grade of 0.4% Li20.

(iii)	600,000 Restricted Share Units to be awarded upon successful IPO.

(iv)	An Options package to be determined by the Board of Directors.

(v)	The remuneration package to be clearly defined in the Prospectus.

4. EXPENSES

Philip shall be reimbursed for all reasonable traveling and other out of pocket business expenses actually and properly incurred in connection with the performance of the Services hereunder. For all such expenses Philip shall furnish to the Company an itemized invoice, detailing the expenses incurred, including receipts for such expenses on a monthly basis, and upon approval by the Company, the Company will reimburse Philip within fourteen (14) days of receipt of Philip’s invoice for all appropriate invoiced expenses. All expenses proposed to be incurred by Philip in an amount exceeding A$1,000 in the aggregate must be pre-approved by the Company in writing.

5. CONFIDENTIAL INFORMATION

5.1 The CEO:

(a)	may use Confidential Information only for the purposes of performing the Services; and

(b)	must keep confidential all Confidential Information except:

(i)	for disclosure permitted under clause 5.3; and

(ii)	to the extent (if any) the Contractor is required by law to disclose any Confidential Information.

5.2 The CEO must disclose to the Company as soon as reasonably practicable of any suspected or actual unauthorised use, copying or disclosure of Confidential Information.

5.3 The CEO may disclose Confidential Information to:

(a)	persons specifically approved by the Company Contact;

(b)	persons who have a need to know for the purposes of this Agreement (and only to the extent that each has a need to know) provided that the CEO has directed them to keep confidential all Confidential Information.

5.4 Upon the termination of this Agreement, or at any time upon the written request of the Company (at its absolute discretion), the CEO must, subject to clause 5.5:

a)	deliver to the Company any Confidential Information in the CEO’s possession or control that is reasonably capable of being delivered;

b)	irretrievably delete, erase or otherwise destroy all Confidential Information in the Contractor’s possession or control that is not capable of delivery to the Company, including that contained in computer memory, magnetic, optical, laser, electronic or other media, and confirm in writing to the Company that it has done so; and

c)	give a full written account to the Company concerning Confidential Information that was at some time in the possession or control of the CEO and was not returned to the Company in accordance with this clause 5 or confirmed in writing to the Company as having been irretrievably deleted, erased or otherwise destroyed in accordance with this clause 5.

5.5 Provided that the CEO continues to comply with its obligations under this clause 5, the CEO may retain any Confidential Information that:

(a)	is included in any board minutes of the Company;

(b)	the CEO is required to retain under any applicable law or regulatory requirements; or

(c)	the CEO is required to retain to comply with any legitimate audit policies.

5.6 The CEO acknowledges that:

(a)	the Confidential Information is secret and highly confidential to the Company;

(b)	that breach of its obligations under this clause 5. could cause considerable commercial and financial detriment to the Company;

(c)	damages alone are unlikely to be an adequate remedy in respect of any breach of the CEO’s obligations under this clause 5; and

(d)	accordingly, in addition to other remedies that may be available, the Company may seek the immediate granting of injunctive or other equitable and/or interlocutory relief to protect the Company’s rights and interest in the Confidential Information against any actual or potential breach of this clause.

5.7 The provisions of this clause 5 will remain in force following the termination of this Contract until such time as the information no longer constitutes Confidential Information.

6. NON-COMPETITION

6.1 Philip acknowledges that it has been placed in a position with the Company whereby the Specified Personnel will have personal contact and establish relationships with customers, clients and persons in the habit of dealing with the Company or its related bodies corporate, and that these contacts and relationships form part of the goodwill of the Company and its related bodies corporate which is of great value to them.

6.2 Philip acknowledges that it is a fiduciary of the Company.

6.3 Philip warrants and covenants that during the term of this Contract, neither Philip nor the Specified Personnel will solicit or exploit or engage in business with, or prepare for soliciting or exploiting or engaging in business in the future, with competitors, customers or clients of the Company or its related bodies corporate or persons otherwise who have dealt with or who are in the habit of dealing with the Company or its related bodies corporate.

6.4 Philip warrants the Specified Personnel shall not, without the prior written consent of the Company, either directly or indirectly as principal, agent, employee, contractor, officer or shareholder, in competition with the business that is carried on by the Company or any of its related bodies corporate at the date of termination:

(a)	solicit or compete for the custom of or exploit or engage in business with any person, firm or corporation who or which at any time during the 12 months preceding the termination of this agreement, was a customer (other than a customer of a merchant or retailer) or client of the Company, unless that business or activity is not in competition with the Company or any of its related bodies corporate at the date of termination;

(b)	carry on, be associated with, consult to, or be employed, engaged or interested in or with any person, firm or corporation in competition with the Business at the date of termination unless the business or activity of the Specified Personnel or Contractor is not in competition with the Company or any of its related bodies corporate at the date of termination.

(c)	interfere with the relationship between the Company and its customers, employees, contractors or clients; or

(d)	induce or assist in the inducement of employees of the Company to leave their employment.

(e)	With the only exception to the above occurring if mutually agreed by both parties in writing.

6.5 Each resulting paragraph is severable from each other resulting paragraph. The Contractor acknowledges that he intends that each such paragraph be binding upon him.

6.6 Each restraint, covenant and combination of restraint and covenant contained in this clause is regarded by the parties as separate, distinct and severable so that the unenforceability of any restraint or covenant or combination of any restraint or covenant will in no way affect the enforceability of the other restraints or covenants.

6.7 Philip acknowledges that they:

(a)	have had the opportunity to seek legal advice regarding this clause and the effect of the non-competition covenants in this clause;

(b)	believe that the covenants in respect of restraint of trade contained in this clause are fair and reasonable; and the Company is relying upon these acknowledgements in entering into this Contract

7. TERM AND TERMINATION

7.1 The term of this Agreement (the “Term”) shall commence on the Effective Date and shall terminate on the earlier of:

(a)	Either party may terminate this Contract without cause with ninety (90) days’ written notice to the other party, in which event this Contract will terminate upon the expiration of that period of that ninety (90) days.

(b)	At the Companies sole discretion, it may terminate the contract immediately and supply the contractor with 90 days pay.

(c)	Upon a date specified and agreed upon by both parties in writing.

8. INDEPENDENT CONTRACTOR

8.1 Philip is not an employee of the Company. Philip understands and agrees that Philip’s relationship to the Company is one of an independent contractor.

8.2 Philip acknowledges and agrees that he shall be responsible for payment to the proper authorities of any and all income taxes, employment insurance premiums, pension/retirement plan contributions and Workers’ Compensation insurance premiums in respect of the remuneration paid hereunder.

9. INVALID PROVISIONS.

If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws by any court of competent jurisdiction, such illegality, invalidity or unenforceability shall not affect the legality, enforceability or validity of any other provisions or of the same provision as applied to any other fact or circumstance and such illegal, unenforceable or invalid provision shall be modified to the minimum extent necessary to make such provision legal, valid or enforceable, as the case may be.

10. GENERAL

10.1 Time and each of the terms and conditions of this Agreement shall be of the essence of this Agreement.

10.2 The recitals to this Agreement constitute a part of this Agreement.

10.3 This Agreement constitutes the entire Agreement between Philip and SLR in respect of the matters referred to herein and there are no representations, warranties, covenants or agreements, expressed or implied, collateral hereto other than as expressly set forth or referred to herein.

10.4 Philip and SLR hereto shall execute and deliver all such further documents and instruments and do all such acts and things as may be reasonably required in order to carry out the full intent and meaning of this Agreement.

10.5 This Agreement shall be subject to, governed by, and construed in accordance with the laws of Ontario.

10.6 This Agreement may be signed by Philip and SLR by facsimile or other electronic means and in as many counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.

PHILIP GROSS.		SNOW LAKE RESOURCES LTD.
By an authorized signatory		By an authorized signatory

Per:	/s/ Philip Gross	Per:	/s/ Louie Simens
Name: Philip Gross		Name: Louie Simens
Title:		Title: Director